SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): November 2, 2004

                           Championlyte Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

          000-28223                                       65-0510294
   (Commission File Number)                   (IRS Employer Identification No.)

                             3450 Park Central Blvd.
                         N. Pompano Beach, Florida 33064
               (Address of Principal Executive Offices)(Zip Code)

                                  (866)438-5983
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 1, 2004, Championlyte Holdings, Inc. issued a press release announcing that announced the appointment of Joseph J. Butler as vice president of ChampionLyte Beverages, Inc. Championlyte Beverages, Inc., the wholly owned subsidiary of ChampionLyte Holdings, Inc. manufactures, markets, sells and distributes ChampionLyte(R), a completely sugar-free entry into the multi-billion dollar isotonic sports drink market.

Joseph Butler will assume the duties and responsibilities of Donna Bimbo who was removed as president of ChampionLyte Beverages by the Board of Directors of ChampionLyte Holdings for failing to perform the duties and responsibilities described in her employment agreement. Mr. Butler will also be instrumental in the marketing and sales of the Company's Old Fashioned Syrup Company subsidiary and will assist with the launch of its BeLyte, low carb division.

Prior to his appointment as vice president of ChampionLyte Beverages, Mr. Butler was the designated representative for ChampionLyte and The Old Fashioned Syrup Company products for American Body Building Products of South Florida. In that capacity he was responsible for the opening of more than 150 accounts in just a few weeks. Joseph Butler's experience in the beverage industry is extensive. He has held senior positions with a number of companies including positions as the southeast regional brand manager of Energy Brands Inc., southeast regional distributor sales manager and business development manager for Odwalla/Samantha Juice, Inc., and district manager and sales manager for AriZona Beverages, LLC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

    None

(b) Exhibits

NUMBER   EXHIBIT

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHAMPIONLYTE HOLDINGS, INC.
                                    By:  /s/ David Goldberg
                                    ------------------------------------------
                                    David Goldberg, President

November 2, 2004